AMERICAN EXPRESS LOGO


                                      2000
                                 Second Quarter
                               Earnings Supplement


The enclosed summary should be read in conjunction with the text and statistical tables included in American Express Company's (the "Company" or "AXP") Second Quarter 2000 Earnings Release.


-------------------------------------------------------------------------------
This summary contains certain forward-looking statements, each indicated by an asterisk (*), which are subject to risks and uncertainties and speak only as of the date on which they are made. Important factors that could cause actual results to differ materially from these forward-looking statements, including the Company's financial and other goals, are set forth on pages 34-37 of the Company's 1999 10-K Annual Report on file with the Securities and Exchange Commission.
-------------------------------------------------------------------------------

                            AMERICAN EXPRESS COMPANY
                            ------------------------
                               SECOND QUARTER 2000
                               -------------------
                                   HIGHLIGHTS
                                   ----------


o Diluted EPS growth of 15%, the net revenue (managed basis) increase of 16%, and ROE of 25% met our financial targets.

o    Solid performance continued. Compared with the second quarter of 1999:

     - Worldwide billed business rose 19% (21% excluding foreign exchange translation);

     -    Worldwide lending balances on a managed asset basis of $28.3B were up
          42%;

     - Worldwide cards in force increased 12%, up 5.5MM from last year. In the second quarter, 1.5MM net new cards were added; and

     -    AEFA assets owned, managed and administered of $286B were 19% higher.


o American Express expanded its products and services during the quarter as it:

     -    Launched/announced several new proprietary card products:
          --   Blue for Business, which offers financing and e-commerce services for small business owners;
          --   Consumer and small business co-branded cards with Costco in
               Canada;
          --   Platinum Card linked to American Express Brokerage providing exclusive benefits to customers;
          --   Corporate Purchasing Card in Argentina;
          --   American Express Business Card in Taiwan and Hong Kong;
          --   India's first co-branded Telecom Credit Card with MTNL; and
          --   The first affinity card in Argentina together with IAE, the
               Austral University School of Business.

     -    Launched/announced several new network card products and agreements:
          --   Personal and Gold credit cards with Bangkok Bank in Thailand;
          --   Hong Leong Bank Classic and Gold American Express Credit Cards in
               Malaysia;
          --   American Express-branded credit cards in Argentina with Banco Rio de la Plata;
          --   The first locally-issued American Express Cards in Peru with
               Banco de Credito and Interbank;
          --   The An Shin e-card American Express Card in Taiwan with Aetna
               Sinopac, a joint venture between Aetna Life Insurance and Bank
               Sinopac;
          --   The BankBoston American Express Card in Brazil; and
          --   A new network agreement with Maduro and Curiel's Bank to issue dual currency American Express Cards in the Netherlands Antilles and Aruba.

     - Signed an agreement with Delta Air Lines to extend our strategic partnership, which includes offering cobranded Delta SkyMiles Credit Cards and participation in the Membership Rewards program;

     - Added several new partners to AXP's International Airline Program, benefiting Centurion and Platinum Card members;

     - Entered into a new global partnership with JCB covering their merchant businesses in Japan, which includes reciprocal card acceptance, merchant acquisition and merchant processing/servicing agreements;

     - Signed an agreement with Western Union Financial Services, Inc. to provide Western Union Money Transfer services to consumers at American Express owned and operated ATMs;

     - Signed a global distribution agreement with Credit Suisse Private Banking to market American Express Funds on their "Fund Lab" website;

     - Announced a strategic alliance between AEFA and Wells Fargo to distribute investment and annuity products and introduce two new annuities;

     - Signed an agreement to sell all of the assets of Havas Voyages' leisure travel activity to C&N Touristic; and

     - Announced an investment in and marketing agreement with Indigo for its new public corporate jet service.

                            AMERICAN EXPRESS COMPANY
                            ------------------------
                               SECOND QUARTER 2000
                               -------------------
                               HIGHLIGHTS (cont'd)
                               -------------------


o    American Express continued to implement its internet strategy as it:

     - Signed an agreement with SAPMarkets to integrate the Corporate Purchasing Card platform into the SAP(TM) Business-to-Business Procurement(TM) application;

     - Introduced a Web-based corporate travel booking system, Corporate Travel Online, with GetThere.com;

     - Entered into a strategic agreement with VeraSign and Ariba to deliver the first integrated card payment processing utility for online business-to-business transactions;

     - Formed a marketing alliance with priceline.com whereby Small Business Services' charge cards, credit cards and lines of credit will be the 'premier' payment products at priceline.com's B2B portal;

     - Announced internet auto insurance shopping from AXP Property Casualty companies;

     - Launched the American Express Mortgage Center, an online supermarket that offers access to mortgage products, one-stop access to lenders, financial tools and information; and

     -    Announced investments in:

          -- Protege, an integrated network of businesses and services designed to build internet businesses in Europe;

          --   HealthAllies.com, a consumer exchange for health services;

          -- Slam Dunk Networks, Inc., which operates the internet's first global infrastructure guaranteeing transaction message delivery and tracking;

          -- OutPurchase.com, an online purchasing solution for small and medium-sized businesses in the U.S.;

          --   WR Hambrecht & Co., an online investment bank;

          -- The EC Company, a provider of e-commerce solutions for mid-sized suppliers through its Internet Transaction Exchange; and

          --   AvantGo, Inc., a business-to-business mobile internet company.

o Additional progress was made in broadening relationships with existing AXP customers as:

     -    Spending and lending balances per cardmember continued to increase;

     - Approximately 30% of new AEFA clients were again obtained from the cardmember base; and

     - AEFA-manufactured certificates and mutual funds sold by AEB to its international clients continued to grow.

                            AMERICAN EXPRESS COMPANY
                            ------------------------
                          SECOND QUARTER 2000 OVERVIEW
                          ----------------------------
                                  CONSOLIDATED
                                  ------------
                                   (unaudited)

(millions, except per share amounts)
                                  Quarters Ended                   Percentage
                                    June 30,                        Inc/(Dec)
                           ------------------------------     -----------------
                               2000               1999
                               ----               ----

Consolidated revenues:
      Net (managed basis)    $5,558             $4,811                   16%
                             =====              ======
      GAAP reporting basis   $5,970             $5,298                   13%
                             ======             ======
NET INCOME:                    $740               $646                   15%
                               ====               ====

EPS:
       Basic                  $0.56              $0.48                   17%
                              =====              =====
       Diluted                $0.54              $0.47                   15%
                              =====              =====



o CONSOLIDATED REVENUES: Grew from an increase in cards in force, strong card spending, larger loan balances, and higher managed assets.

o CONSOLIDATED EXPENSES: Rose due to greater marketing and promotion and interest costs, larger provisions for losses, and higher human resource and operating expenses.

o SHARE REPURCHASES: 5.4MM shares were purchased in 2Q '00; since the inception of repurchase programs in September 1994, 331.8MM shares have been acquired.

                                                   Millions of Shares
                                           -----------------------------------------
     -   AVERAGE SHARES:                     2Q '00        1Q '00            2Q '99
                                             ------        ------            ------

         Basic                                1,328        1,331              1,342
                                              =====        =====              =====
         Diluted                              1,361        1,362              1,371
                                              =====        =====              =====

     -   ACTUAL SHARES:

         Shares outstanding -
           beginning of period                1,334        1,341              1,350
         Repurchase of common shares             (5)          (8)                (7)
         Employee benefit plans,
          compensation and other                  4            1                  4
         Shares outstanding-end of period     1,333        1,334              1,347



                               CORPORATE AND OTHER
                               -------------------

o The 2Q '00 net expense of $47MM compared with $45MM in 2Q '99 and 1Q '00. Included in the results is a gain related to the completion of sales of assets transferred from AEB in the early 1990's after the decision to discontinue LDC lending activities. This gain was offset by higher internet related spending and, therefore, had no material impact on the reported net expense.

                            AMERICAN EXPRESS COMPANY
                            ------------------------
                          SECOND QUARTER 2000 OVERVIEW
                          ----------------------------
                             TRAVEL RELATED SERVICES
                             -----------------------

(preliminary)                 Statements of Income
                              --------------------
                           (unaudited, managed basis)

                                           Quarters Ended          Percentage
(millions)                                    June 30,             Inc/(Dec)
                                         ---------------------  ---------------
                                              2000       1999
                                              ----       ----
Net revenues:
     Discount revenue                       $1,949     $1,662           17%
     Net card fees                             411        393            5
     Travel commissions and fees               507        469            8
     Other revenues                            848        669           27
     Lending:
          Finance charge revenue               948        684           39
          Interest expense                     385        208           85
                                             -----      -----
               Net finance charge revenue      563        476           18
                                             -----      -----
          Total net revenues                 4,278      3,669           17
Expenses:
     Marketing and promotion                   330        267           24
     Provision for losses and claims:
          Charge card                          344        288           19
          Lending                              332        260           28
          Other                                 20         14           42
                                             -----      -----
               Total                           696        562           24
                                             -----      -----
     Charge card interest expense              350        257           36
     Human resources                         1,028        968            6
     Other operating expenses                1,147        987           16
                                             -----      -----
          Total expenses                     3,551      3,041           17
                                             -----      -----
Pretax income                                  727        628           16
Income tax provision                           255        217           17
                                             -----      -----
Net income                                    $472       $411           15
                                             =====      =====

Note: Unless indicated otherwise, the following discussion addresses the "managed basis" Statements of Income. The GAAP Statements of Income are also included in the Company's Earnings Release.

o Revenues benefited from increased cards in force, higher worldwide billed business and strong growth in cardmember loans outstanding.

o The higher expenses reflect increased operating costs, primarily due to business growth, greater provisions for losses, higher interest expenses and larger marketing and promotion expenditures.

o Under Statement of Financial Accounting Standards No. 125 (SFAS 125), which prescribes the accounting for securitizations, TRS recognized pre-tax gains of $80MM ($52MM after-tax) in 2Q '00 and $99MM ($64MM after-tax) in 2Q '99 related to the securitization of $2.2B and $2.5B of U.S. Lending receivables, respectively. These gains were offset by higher expenses related to card acquisition initiatives and, therefore, had no material impact on net income or total expenses in either period.

     For purposes of the above "managed basis" Statements of Income, which present TRS' results as if there had been no securitizations, such gains (reported on the GAAP Statements of Income as a $53MM and $62MM reduction in the Lending Provision for Losses in 2Q '00 and 2Q '99, respectively, and increases in Other Revenue and Lending Interest Expense) and corresponding growth in Marketing and Promotion and Other Operating Expenses have been eliminated.

o During 2Q '00 TRS recognized a gain (reported in Other Operating Expenses) on the sale of the leisure travel activities of Havas Voyages in France. This gain was offset by higher investments in internet related activities, and other business building initiatives, and, therefore, had no material impact on net income or total expenses.

o The pre-tax margin was 17.0% in 2Q '00 versus 17.1% last year as we continued to invest heavily in business building activities.

o    The effective tax rate was 35% in 2Q '00, 2Q '99 and 1Q '00.

                            AMERICAN EXPRESS COMPANY
                            ------------------------
                          SECOND QUARTER 2000 OVERVIEW
                          ----------------------------
                        TRAVEL RELATED SERVICES (Cont'd)
                        --------------------------------


o DISCOUNT REVENUE: Stronger billed business and a lower discount rate yielded a 17% increase in discount revenue.

     - The average discount rate in 2Q '00 was 2.69% versus 2.73% in 2Q '99 and 2.72% in 1Q '00. The decline reflects the cumulative impact on our mix of business of stronger than average growth in lower rate retail and other "everyday spend" merchant categories (e.g., supermarkets, discounters, etc.)

          -- We believe the AXP value proposition is strong. However, continued changes in the mix of business, the continued shift to electronic data capture, volume related pricing discounts, and selective repricing initiatives will probably result in some rate erosion over time.*

                                                       Quarters Ended Percentage
                                                          June 30,     Inc/(Dec)
                                                   ------------------ ---------
                                                      2000     1999
                                                      ----     ----
    Card billed business (billions):
         United States                               $55.8    $46.0     22%
         Outside the United States                    18.7     16.4     13
                                                     -----    -----
         Total                                       $74.5    $62.4     19
                                                     =====    =====
    Cards in force (millions):
         United States                                32.5     28.7     13
         Outside the United States                    16.9     15.2     11
                                                     -----    -----
         Total                                        49.4     43.9     12
                                                     =====    =====
    Basic cards in force (millions):
         United States                                25.3     22.5     13
         Outside the United States                    12.9     11.7     10
                                                     -----    -----
         Total                                        38.2     34.2     12
                                                     =====    =====
    Spending per basic card in force (dollars) (a):
         United States                              $2,242   $2,081      8
         Outside the United States                  $1,688   $1,587      6
         Total                                      $2,085   $1,933      8

         (a) Proprietary card activity only.

     - BILLED BUSINESS: The 19% increase in billed business resulted from higher spending per basic cardmember worldwide (due in part to increased merchant coverage and the benefits of rewards programs) and growth in cards in force.

          -- U.S. billed business increased 22% reflecting continued strong growth, in excess of 20%, within the consumer and small business areas and double-digit volume expansion within Corporate Services.
               - Spending per basic card in force grew 8% despite the dilutive effect of four consecutive quarters of particularly strong card growth.

          --   Excluding foreign exchange translation:
               -    Total billed business outside the U.S. rose approximately
                    18% on strong double-digit increases in all regions.
               -    Spending per proprietary basic card in force outside the
                    U.S. rose 11%.

          -- Network partnership and Purchasing Card volumes sustained their stronger growth levels, in excess of the consolidated worldwide billed business growth rate.

          -- Retail and "everyday spend" categories continued to contribute strongly to worldwide business growth.

          -- Airline related volume rose double digits as the average airline charge was up and transaction volume increased.

     -    Cards in force worldwide rose 12% versus last year.

          -- Strong U.S. card acquisitions during the quarter (1.1MM net new cards added) reflect the continuation of proactive consumer card and small business services activities, including the successful launch of Blue and co-branded Costco cards.

          -- Outside the United States, cards in force rose 11% on continued proprietary card growth and particularly strong network card results.

                            AMERICAN EXPRESS COMPANY
                            ------------------------
                          SECOND QUARTER 2000 OVERVIEW
                          ----------------------------
                        TRAVEL RELATED SERVICES (Cont'd)
                        --------------------------------


          o NON-AMEX BRANDED STATISTICS: Total cards in force and billed business exclude activities on Non-Amex Branded cards (Visa and Eurocards) issued in connection with joint venture activities. These are now reported as separate line items within TRS' selected statistical information. This disclosure is consistent with our previously discussed plans to broaden the scope of our card activities through possible acquisitions of card portfolios and additional joint ventures.


                                             Quarters Ended          Percentage
                                                June 30,             Inc/(Dec)
                                         -----------------------    -----------
                                            2000           1999
                                            ----           ----
     Cards in force (millions)               0.6            0.2          #
     Billed business (billions)             $0.7           $0.2          #

     # Denotes variance greater than 100%.


o NET CARD FEES: Rose 5% as new cards in force were added. The average fee per card in force declined to $36 in 2Q '00, versus $38 in 2Q '99 and $37 in 1Q '00, as the mix evolved toward lower and no fee products.

o TRAVEL COMMISSIONS AND FEES: Were up 8% on 3% growth in travel sales. The revenue earned per dollar of sales (8.2% in 2Q '00 and 7.8% in 2Q '99) reflects new fees related to certain client services, which were partially offset by continued efforts by airlines to reduce distribution costs and by corporate clients to contain travel and entertainment expenses.

o OTHER REVENUES: Increased 27% due to higher lending and membership rewards fees, greater foreign exchange conversion revenues, Tax and Business Services and ATM acquisitions, and larger interest revenues.

o NET FINANCE CHARGE REVENUE: Rose 18% on strong 42% growth in worldwide lending balances, which was partially offset by lower net interest yields.

     - The yield on the U.S. portfolio declined to 7.4% in 2Q '00 versus 9.3% in 2Q '99 as funding costs rose, a higher proportion of the portfolio was on introductory rates and the mix of products evolved toward more fixed-rate and lower-rate offerings. The yield decline from 7.8% in 1Q '00 reflects the lagged effect of interest rate increases on the revenue earned from cardmembers and the evolving mix of products.

     - The variance between the gross revenue and interest expense growth rates of 39% and 85%, respectively, also reflects the evolving mix of products and the lagged effect of higher interest rates.

o MARKETING AND PROMOTION EXPENSES: Increased by 16% on a GAAP reporting basis on expanded card acquisition and media advertising activities. On a Managed Statement of Income basis, expenses were 24% higher after the elimination of expenses corresponding to the SFAS 125 gain.

o CHARGE CARD INTEREST EXPENSE: Rose 36% due to higher billed business volumes and a greater worldwide cost of funds.

o HUMAN RESOURCE EXPENSES: Increased 6% versus last year as a result of a higher average number of employees and merit increases.

     - The employee count at 6/00 of 73,800 was up approximately 2,300 versus last year and 70 versus 1Q '00 primarily due to increased global technology business demands, greater business volumes and the substitution of contract programmers with full-time employees.

o Other operating expenses: Rose 16% on higher costs related to business growth, cardmember loyalty programs, professional fees for the outsourcing of certain collection activities and various business building initiatives.

                            AMERICAN EXPRESS COMPANY
                            ------------------------
                          SECOND QUARTER 2000 OVERVIEW
                          ----------------------------
                        TRAVEL RELATED SERVICES (Cont'd)
                        --------------------------------

o    CREDIT QUALITY:

     - Overall, charge card and lending credit quality improved in the quarter and versus last year.

     - The provision for losses on charge card products was 19% above last year due to higher volumes.

     - The lending provision for losses was 28% above last year, as growth in outstanding loans was partially offset by improved credit quality.

     - Reserve coverage ratios at more than 100% of past due balances remained strong.

     -    WORLDWIDE CHARGE CARD:

          -- The write-off rate stayed near its historically low level, rising slightly from last quarter, but remaining below last year. Past due rates improved versus last year and last quarter.

                                                          6/00    3/00    6/99
                                                        ------- ------- -------
             Loss ratio, net of recoveries               0.36%   0.34%   0.39%
             90 days past due as a % of receivables       2.4%    2.6%    2.6%

         --  Reserve coverage of past due accounts remained strong.

                                                          6/00    3/00     6/99
                                                        -------  ------   -----
             Reserves (MM)                                $986    $894    $932
             % of receivables                             3.6%    3.3%     3.8%
             % of past due accounts                       153%    129%     148%

     -    U.S. Lending:

          -- The write-off and past due rates improved from last year and last quarter.

                                                          6/00    3/00     6/99

                                                        -------  ------  ------
             Write-off rate, net of recoveries            4.4%    4.6%     5.3%
             30 days past due as a % of loans             2.4%    2.6%     2.7%

          -- The cardmember lending reserve coverage of past due accounts remained strong.

                                                          6/00    3/00     6/99
                                                        -------  ------  ------
           Reserves (MM)                                  $686    $689     $602
           % of total loans                               2.6%    2.8%     3.3%
           % of past due accounts                         109%    109%     124%

                            AMERICAN EXPRESS COMPANY
                            ------------------------
                          SECOND QUARTER 2000 OVERVIEW
                          ----------------------------
                       AMERICAN EXPRESS FINANCIAL ADVISORS
                       -----------------------------------

(Preliminary)                 Statements of Income
                              --------------------
                                  (unaudited)

(millions)                                     Quarters Ended        Percentage
                                                  June 30,            Inc/(Dec)
                                             -------------------   ------------
                                               2000        1999
                                               ----        ----
Revenues:
     Investment income                         $592        $615         (4)%
     Management and distribution fees           701         553         27
     Other revenues                             248         226          9
                                              -----       -----
          Total revenues                      1,541       1,394         11
     Provision for losses and benefits:
          Annuities                             254         273         (7)
          Insurance                             138         132          5
          Investment certificates                68          73         (6)
                                              -----       -----
               Total                            460         478         (4)
                                              -----       -----
          Total net revenues                  1,081         916         18
                                              -----       -----
Expenses:
     Human resources                            528         430         23
     Other operating expenses                   156         133         17
                                              -----       -----
          Total expenses                        684         563         21
                                              -----       -----
Pretax income                                   397         353         12
Income tax provision                            122         111          9
                                              -----       -----
Net income                                     $275        $242         14
                                              =====       =====


o    Net revenue growth of 18% resulted from:
     -    Increased management fees from larger managed asset levels;
     -    Greater distribution fees from product sales and asset levels; and
     -    Higher insurance premiums.

o Pretax margin trends reflect higher human resource expenses on substantially greater sales and asset levels, and expenses related to various business building initiatives. Core operating expense growth was well controlled.

o The effective tax rate was 30.5% in 2Q '00, 31.4% in 2Q '99 and 31.0% in 1Q '00. 2Q '00 includes the realization of greater tax credits from affordable housing project investments which should continue to provide tax benefits in future quarters.


o During 1Q '00, reporting of data related to assets owned, managed and administered and product sales was revised to better reflect AEFA's multiple sales channel strategy and the broadening of its product portfolio through additional non-proprietary offerings. Prior reporting did not capture the full range of products sold by AEFA. Therefore, asset and sales data now include all proprietary, non-proprietary and retirement services (e.g., 401k) products. All non-proprietary product related assets held within a "wrap-like" program are now included in "Assets Managed". All other non-proprietary product related assets are included in "Assets Administered", as are other non-proprietary assets within retirement services. All prior period results have been restated to conform with this presentation.

                            AMERICAN EXPRESS COMPANY
                            ------------------------
                           FIRST QUARTER 2000 OVERVIEW
                           ---------------------------
                  AMERICAN EXPRESS FINANCIAL ADVISORS (Cont'd)
                  --------------------------------------------

o    ASSETS OWNED, MANAGED AND ADMINISTERED:
                                                                     Percentage
     (billions)                                        June 30,       Inc/(Dec)
                                                -------------------   ---------
                                                  2000       1999
                                                  ----       ----
     Assets owned (excluding separate accounts)  $39.9       $37.8         6%
     Separate account assets                      36.5        30.1        21
     Assets managed                              175.7       151.9        16
     Assets administered                          34.1        20.8        64
                                                ------      ------
                    Total                       $286.2      $240.6        19
                                                ======      ======

o    INVESTMENT INCOME:
     - Gross investment income decreased 4% due to a lower average yield on invested assets and a decrease in the value of options hedging outstanding stock market certificates.
     - Average invested assets of $33.3B (excluding unrealized appreciation/depreciation) rose versus $31.4B in 2Q '99.
     -    The average yield on invested assets was 7.3% versus 7.5% in 2Q '99.
     - Insurance, annuity and certificates spreads were down versus last year and last quarter.

o Asset Quality remains strong despite some deterioration in the high yield portfolio.

     - Non-performing assets relative to invested assets were 0.6% and were 39% covered by reserves.
     - The SFAS No. 115 related mark-to-market adjustment on the portfolio (reported in assets pre-tax) was depreciation of ($999MM) at 6/00 versus ($881MM) at 3/00 and ($217MM) at 6/99.
     - Unrealized depreciation on securities held to maturity was ($147MM) at 6/00 and ($63MM) at 3/00 compared with appreciation of $167MM at 6/99.

o MANAGEMENT AND DISTRIBUTION FEES: The increase of 27% was due to higher average assets under management, distribution fees from greater mutual fund sales and asset levels, and higher brokerage fees.

     -  ASSETS MANAGED:

                                                                     Percentage
       (billions)                          June 30,                   Inc/(Dec)
                                       ------------------       ---------------
                                           2000      1999
                                           ----      ----
       Assets managed for individuals    $119.6     $102.1              17%
       Assets managed for institutions     56.1       49.8              13
       Separate account assets             36.5       30.1              21
                                         ------     ------
                      Total              $212.2     $182.0              17
                                         ======     ======

          -- The growth in managed assets since 6/99 resulted from $21.6B of market appreciation and $8.6B of net new money.
          -- The $6.3B decrease in managed assets during 2Q '00 resulted from net new money of $2.5B, offset by market depreciation of $8.8B.

o    PRODUCT SALES:
     -    Total gross cash sales from all products were up 16% over 2Q '99.
     - Mutual fund sales increased 17% on particularly strong non-proprietary fund sales, especially in "wrap" accounts. Within proprietary funds:
          -- Equity and money market fund sales grew; sales of bond funds declined.
          -- Sales of no-load funds improved; front-load and rear-load fund sales were down.
          -- Redemption rates continued to compare favorably with industry levels.
     - Annuity sales were up 60%, as variable annuity sales were particularly strong as a result of new product offerings.
     -    Sales of insurance products increased 30% from new product offerings.
     - Certificate sales rose 4% reflecting the growth of certificates sold to clients outside the U.S. through a joint venture between AEFA and AEB.
     - Institutional sales increased 9% reflecting both new accounts and additional contributions.
     - Product sales generated through financial planning and advice services were 66% of total sales in 2Q '00 and 65% in 2Q '99.

                            AMERICAN EXPRESS COMPANY
                            ------------------------
                          SECOND QUARTER 2000 OVERVIEW
                          ----------------------------
                  AMERICAN EXPRESS FINANCIAL ADVISORS (Cont'd)
                  --------------------------------------------


o OTHER REVENUES: Were up 9% reflecting higher life and property-casualty insurance premiums and greater fees from financial planning and advice services.

     - Financial planning and advice services fees of $23.9MM rose 5% versus 2Q '99. The relatively slower growth versus recent quarters reflects the field force focus on the platform transition process.


o Provisions for losses and benefits: Lower annuity product provisions resulted from a smaller fixed annuity inforce level. Insurance provisions rose reflecting a larger inforce level and, to a lesser extent, a higher accrual rate. Certificate provisions decreased as a higher inforce level and accrual rate were offset by the effect of depreciation in the S&P 500 on the stock market certificate product.

o HUMAN RESOURCES: Expenses were up 23% because of larger field force compensation-related expenses due to growth in sales and asset levels, the new advisor platforms, as well as higher home office expenses reflecting growth in the client services organization and costs for technology-related initiatives.

     - TOTAL ADVISOR FORCE: 11,486 at 6/00; +997 advisors, or 10%, versus 6/99 and up 392 advisors versus 3/00.

          -- The increase in advisors versus 3/00 reflects appointments related to the growing number of advisors in the pipeline over the last 6-9 months, partially offset by transitional factors related to the implementation of the platform strategy.

               - Recruiting of experienced advisors, a key platform implementation goal, again showed good results in the quarter.

               -    Veteran advisor retention rates remain strong.

          -- We continue to be optimistic about advisors in the pipeline as 2Q '00 applicant testing levels and hires, who are not appointed to advisor status until training and licensing is completed (typically 12-16 weeks), were both up versus 2Q '99*.

          -- Overall, field force dynamics were somewhat negatively impacted by transitional factors related to the platform implementation process. While production increased double digits versus last year, advisor productivity and client acquisition rose only slightly.

          -- The total number of clients was up 8% while accounts per client were flat versus 2Q '99. Client retention continued above 95%.

o OTHER OPERATING EXPENSES: The 17% increase reflects costs related to higher business volumes, the implementation of the new advisor platforms, new product development, the evolution of online transaction and third-party distribution capabilities and greater rent and equipment support costs for new advisors.

                            AMERICAN EXPRESS COMPANY
                            ------------------------
                          SECOND QUARTER 2000 OVERVIEW
                          ----------------------------
                     AMERICAN EXPRESS BANK/TRAVELERS CHEQUE
                     --------------------------------------

(Preliminary)                 Statements of Income

                              --------------------
                                   (unaudited)

(millions)                                       Quarters Ended     Percentage
                                                    June 30,         Inc/(Dec)
                                                ----------------  -------------
                                                  2000    1999
                                                  ----    ----
Net revenues:
     Interest income                              $183    $183              -%
     Interest expense                              120     108             11
                                                  ----    ----
           Net interest income                      63      75            (16)
     TC investment income                           98      86             14
     Commissions and fees                           59      47             26
     Foreign exchange income and other revenue      42      51            (18)
                                                  ----    ----
          Total net revenues                       262     259              1
                                                  ----    ----
Expenses:
     Human resources                                84      85              -
     Other operating expenses                      159     150              5
     Provision for losses                           15      18            (16)
                                                  ----    ----
          Total expenses                           258     253              2
                                                  ----    ----
Pretax income                                        4       6            (34)
Income tax benefit                                 (36)    (32)            13
                                                  ----    ----
Net income                                         $40     $38              6
                                                  ====    ====


o Net income at both American Express Bank and Travelers Cheque was up versus last year.

o Revenues rose 1% as higher commissions and fees and TC investment income were offset by lower foreign exchange and other revenue and net interest income. AEB's two individual oriented businesses continued to grow as Private Banking client holdings rose 35% and client volumes in Personal Financial Services increased 26%.

     - Net interest income at AEB was down 16% versus last year primarily due to the effects of a lower loan portfolio and higher funding costs.

     - TC investment income increased 14% reflecting a higher TC investment pool and growth in Money Order related activities.

     - Commissions and fees rose 26% on higher Private Banking, Correspondent Banking and Personal Financial Services fees.

     - Foreign exchange income and other revenue declined due to lower security gains and joint venture earnings.

o Human resources expense was flat reflecting personnel reductions as AEB rationalizes certain country activities. Other operating expenses increased 5% as Travelers Cheque business building initiatives were partially offset by lower costs at AEB.

o    AEB remained "well capitalized".

                       6/00        3/00       6/99            Well-Capitalized
                      ----------  -------- -----------    ---------------------
     Tier 1              10.3%      10.1%      9.8%                  6.0%
     Total               11.9%      11.6%     12.1%                 10.0%
     Leverage Ratio       5.8%       5.6%      5.7%                  5.0%

                            AMERICAN EXPRESS COMPANY
                            ------------------------
                          SECOND QUARTER 2000 OVERVIEW
                          ----------------------------
                 AMERICAN EXPRESS BANK/TRAVELERS CHEQUE (Cont'd)
                 -----------------------------------------------

o    EXPOSURES

     - AEB's loans outstanding were $5.1B at 6/00 versus $5.2B at 6/99 and $5.0B at 3/00. The reduction since 6/99 resulted from a $330MM decrease in corporate and correspondent bank loans and a $500MM increase in consumer and private banking loans, before the effect of asset sales and securitizations. Compared to 1Q '00, corporate, correspondent bank, consumer and private banking loans were basically flat. As of 6/00, consumer and private banking loans comprised 37% of total loans versus 33% at 6/99.

     - In addition to the loan portfolio, there are other banking activities, such as forward contracts, various contingencies and market placements, which added approximately $7.2B to the credit exposures at 6/00, $7.6B at 6/99, and $7.7B at 3/00. Of the $7.2B of additional exposures at 6/00, $4.8B were relatively less risky cash and securities related balances.

       ($ in billions)                                                 6/30/00
                                            -----------------------------------------------------------
                                                                 Net
                                                             Guarantees                        3/31/00
                                                   FX and        and                Total       Total
       Country                             Loans Derivatives Contingents Other(1) Exposure(2) Exposure(2)
       -------                             ----- ----------- ----------- -------- ----------- -----------

       Hong Kong                            $0.5      -        $0.1      $0.1        $0.6       $0.7
       Indonesia                             0.1      -         0.1       0.1         0.3        0.3
       Singapore                             0.5      -         0.1       0.1         0.6        0.7
       Korea                                 0.2      -           -       0.3         0.5        0.4
       Taiwan                                0.2      -           -       0.1         0.4        0.4
       China                                   -      -           -         -           -          -
       Japan                                   -      -           -         -         0.1        0.1
       Thailand                                -      -           -         -           -          -
       Other                                 0.1      -           -       0.1         0.2        0.3
                                            ----    ----       ----      ----        ----       ----
           Total Asia/Pacific Region (2)     1.6      -         0.4       0.7         2.7        2.9
                                            ----    ----       ----      ----        ----       ----
       Chile                                 0.2      -           -       0.1         0.4        0.4
       Brazil                                0.2      -           -       0.1         0.3        0.3
       Mexico                                0.1      -           -         -         0.1        0.1
       Peru                                    -      -           -         -           -          -
       Argentina                             0.1      -           -         -         0.1        0.1
       Other                                 0.2      -         0.2       0.1         0.5        0.5
                                            ----    ----       ----      ----        ----       ----
           Total Latin America (2)           0.9      -         0.2       0.3         1.4        1.3
                                            ----    ----       ----      ----        ----       ----
       India                                 0.3      -         0.1       0.3         0.7        0.7
       Pakistan                              0.1      -           -       0.2         0.3        0.3
       Other                                 0.1      -         0.1       0.1         0.2        0.2
                                            ----    ----       ----      ----        ----       ----
           Total Subcontinent (2)            0.5      -         0.2       0.6         1.2        1.2
                                            ----    ----       ----      ----        ----       ----
       Egypt                                 0.3      -           -       0.2         0.5        0.5
       Other                                 0.1      -           -         -         0.2        0.2
                                            ----    ----       ----      ----        ----       ----
           Total Middle East and Africa (2)  0.4      -         0.1       0.2         0.7        0.8
                                            ----    ----       ----      ----        ----       ----
           Total Europe (2) (3)              1.4   $0.1         0.5       2.3         4.4        4.7

           Total North America (2)           0.3    0.1         0.2       1.3         1.8        1.8
                                            ----    ----       ----      ----        ----       ----

       Total Worldwide (2)                  $5.1   $0.2        $1.5      $5.4       $12.3      $12.7
                                            ====   ====        ====      ====       =====      =====


     (1)  Includes cash, placements and securities.

     (2)  Individual items may not add to totals due to rounding.

     (3) Total exposures at 6/30/00 and 3/31/00 include $5MM and $10MM of exposures to Russia, respectively.

     Note: Includes cross-border and local exposure and does not net local funding or liabilities against any local exposure.

                            AMERICAN EXPRESS COMPANY
                            ------------------------
                          SECOND QUARTER 2000 OVERVIEW
                          ----------------------------
                 AMERICAN EXPRESS BANK/TRAVELERS CHEQUE (Cont'd)
                 -----------------------------------------------



o Total non-performing loans for AEB of $174MM were down from $210MM at 6/99 and flat with 3/00. The decline versus last year reflects write-offs, mainly in Indonesia, and loan payments.

o Other non-performing assets at AEB of $36MM at 6/00, primarily foreign exchange and derivatives contracts, decreased from $55MM at 6/99, and compared with $31MM at 3/00. The decline versus last year primarily reflects upgrades of the risk status of assets and write-offs, mainly in Indonesia.

o AEB's total reserves at 6/00 of $187MM compared with $249MM at 6/99 and $189MM at 3/00 and are allocated as follows:

     (millions)                             6/00        3/00            6/99
                                         --------    --------     -----------

     Loans                                  $166        $170            $216
     Other Assets, primarily derivatives      16          15              32
     Other Liabilities                         5           4               1
                                            ----        ----            ----
          Total                             $187        $189            $249
                                            ====        ====            ====

     -    The decline versus 6/99 reflects the write-offs cited above.

o Management formally reviews the loan portfolio and evaluates credit risk throughout the year. This evaluation takes into consideration the financial condition of the borrowers, fair market value of collateral, status of delinquencies, historical loss experience, industry trends, and the impact of current economic conditions. As of June 30, 2000 management believes the loss reserve is appropriate.